Exhibit 10.6

EXECUTION VERSION

TPI COMPOSITES, INC.

SUPER SENIOR REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT

JUNE 30, 2014

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6.6	Proceedings and Documents	8

SECTION 7 Survival and Indemnification		8

7.1	Survival	8
7.2	Indemnification by the Company	8
7.3	Notification by Indemnified Party	9

SECTION 8 Miscellaneous		9

8.1	Use of Proceeds	9
8.2	Amendment	10
8.3	Notices	10
8.4	Expenses	10
8.5	Entire Agreement	11
8.6	Delays or Omissions	11
8.7	Governing Law	11
8.8	Jurisdiction; Venue	11
8.9	Waiver of Jury Trial	11
8.10	Equitable Remedies	12
8.11	Severability	12
8.12	Titles and Subtitles	12
8.13	Counterparts	12
8.14	Telecopy Execution and Delivery	12
8.15	Further Assurances	12
8.16	Successors and Assigns	13
8.17	Aggregation of Stock	13

EXHIBITS

A	Closing Schedule of Investors
B	Form of Warrants
C	Form of Eight Amended and Restated Certificate of Incorporation

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TPI COMPOSITES, INC.

SUPER SENIOR REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT

This SUPER SENIOR REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of June 30, 2014, by and among TPI Composites, Inc., a Delaware corporation (the “Company”), the investors listed under the heading “Investors” on the Closing Schedule of Investors attached hereto as Exhibit A (the “Closing Schedule of Investors”) (such investors collectively, the “Investors”).

RECITALS

WHEREAS, the Company has agreed to issue and sell to the Investors on the date hereof, and the Investors have agreed to purchase from the Company on the date hereof, an aggregate of 160 shares of the Company’s Super Senior Redeemable Preferred Stock (as defined below), at a price per share of $25,000, for an aggregate purchase price of $4,000,000 at the Closing (as defined below) in accordance with the terms and provisions hereof; and

WHEREAS, as further consideration for entering into this Agreement, the Company will issue to each Investor a warrant, in the form attached hereto as Exhibit B, exercisable in accordance with the terms set forth therein at the purchase price described therein (the “Warrants”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

Authorization and Sale of Senior Redeemable Preferred Stock

1.1 Authorization. The Company has authorized (a) the sale and issuance of up to 160 shares of the Company’s Super Senior Redeemable Preferred Stock (the “Shares”), par value $0.01 per share (the “Super Senior Redeemable Preferred Stock”), having the rights, privileges, preferences and restrictions set forth in the Eight Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit C (the “Restated Certificate”). Sale and Issuance of Shares; Issuance of Warrants. Subject to the terms and conditions of this Agreement, including but not limited to the satisfaction by the Company of all applicable closing conditions set forth in Section 5.1 below (or the waiver thereof), and in reliance on the representations and warranties set forth herein, each Investor, severally and not jointly, agrees to purchase from the Company, and the Company agrees to sell and issue to each Investor at the Closing (as defined below), the number of Shares set forth opposite such Investor’s name on the Closing Schedule of Investors at a purchase price of $25,000 per share.

(b) Upon the Closing, the Company shall issue to each of the Investors a Warrant exercisable in accordance with and subject to the terms and conditions set forth therein, for the Warrant Coverage Amount (as defined in the Warrant) set forth opposite their name on the Closing Schedule of Investors.

1.3 Separate Agreement. The Company’s agreement with each Investor is a separate agreement, and the sale of Shares to each Investor is a separate sale and issuance.

SECTION 2

Closing Date; Delivery

2.1 Closing. The purchase, sale and issuance of the Shares and Warrants, in the amounts and to the Investors set forth on the Closing Schedule of Investors (the “Closing”), shall take place at the law offices of Goodwin Procter LLP, Exchange Place, Boston, MA 02109 at 10:00 a.m. local time on the date hereof, or at such other place as the Company and the holders of a majority-in-interest of the Shares being purchased at the Closing mutually agree in writing (such date, the “Closing Date”). Notwithstanding anything to the contrary herein, in the event that Angeleno Investors II, LP (“Angeleno”) or GE Ventures Limited (“GE”) is unable to close on the Closing Date, the parties hereto agree that the Company and either or both Angeleno and GE are permitted to close within 1 business day of the Closing Date.

2.2 Delivery; Payment. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Investor (i) a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in the Closing and (ii) a Warrant for the Warrant Coverage Amount set forth opposite the name of such Investor on the Closing Schedule of Investors, against payment of such Investor’s aggregate purchase price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Closing Schedule of Investors, by (i) check payable to the Company, (ii) wire transfer in accordance with the Company’s instructions.

SECTION 3

Representations and Warranties of the Company

The Company hereby represents and warrants to the Investors as follows:

3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is presently qualified to do business as a foreign corporation and in good standing in each jurisdiction where the failure to be so qualified could have a material adverse effect on the assets, properties, operating results, liabilities, financial condition, operations or business of the Company (as such business is now conducted or as proposed to be conducted) (a “Material Adverse Effect”). The Restated Certificate and

Amended and Restated Bylaws of the Company (the “Bylaws”) are in the form provided to counsel for the Investors. The minute books of the Company contain complete and correct minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of formation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes completely and accurately in all material respects.

3.2 Corporate Power The Company has all requisite legal and corporate power and authority (a) to execute and deliver this Agreement, and (b) to sell and issue the Shares and Warrants hereunder.

3.3 Authorization. All corporate action on the part of the Company, its directors, its officers and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance (or reservation for issuance) and delivery of the Shares and Warrants, and the performance of all of the Company’s obligations under this Agreement and the Warrant has been taken or will be taken prior to the Closing. This Agreement and the Warrant, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by laws relating to bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to creditors’ rights or the relief of debtors and (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority is required on the part of the Company in connection with the valid execution and delivery of this Agreement or the Warrant, or the offer, sale or issuance of the Shares or the Warrant, or the consummation of any other transaction contemplated by this Agreement, except the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Warrant under applicable federal and state securities laws, which qualifications (or actions) will be timely sought within the applicable periods therefor.

3.5 Offering. Subject to the accuracy of the Investors’ representations and warranties in Section 4 below, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and, assuming all required filings are made pursuant to Regulation D of the Securities Act and applicable state securities laws, from the qualification or registration requirements of applicable state securities laws.

3.6 Brokers or Finders. The Company has not engaged any brokers, finders or agents, and the Investors have not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

3.7 Investment Company Act. The Company is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4

Representations and Warranties of the Investors

Each Investor severally and not jointly represents and warrants to the Company with respect to the purchase of the Shares and the Warrants as follows, which representations and warranties in no way limit or affect the Company’s representations and warranties hereunder (except as specifically set forth herein):

4.1 No Registration. Such Investor understands that neither the Shares nor the Warrants have been, or will be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent. Such Investor is acquiring the Shares and Warrants for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof other than to affiliated funds under common control. Such Investor has not been formed for the specific purpose of acquiring the Shares or the Warrants.

4.3 Investment Experience. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

4.4 Speculative Nature of Investment. Such Investor acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and such Investor is in a position to lose the entire amount of such investment.

4.5 Access to Data. Such Investor has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has also had an opportunity to ask questions of and receive answers from officers of the Company. The foregoing does not, however, limit the representations and warranties of the Company in Section 3 of this Agreement or the right of each Investor to rely thereon.

4.6 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

4.7 Restriction on Resales. Such Investor acknowledges and agrees that the Shares and Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that the Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified by state authorities or unless an exemption from such registration and qualification is available. Such Investor understands that the Company has no present plans of registering the Shares or any shares of its securities. Such Investor further understands that there is no assurance that any exemption from registration under the Securities Act will be available or, if available, that such exemption will allow such Investor to dispose of or otherwise transfer any or all of the Shares or the Warrants in the amounts or at the times the Investor might propose.

4.8 No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.9 Authorization

(a) Such Investor has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares and Warrants hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of such Investor necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of such Investor’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(b) This Agreement, when executed and delivered by such Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in this Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

4.10 Brokers or Finders. Such Investor has not engaged any brokers, finders or agents, and neither the Company nor such Investor has, nor will, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.11 Legends. Such Investor understands and agrees that the Warrants and the certificates evidencing the Shares or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the legends required by the other Agreements, including legends relating to restrictions on transfer under federal and applicable state securities laws and restrictions on transfer set forth in this Agreement.

4.12 Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares and Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares and Warrants will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4.13 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any individual, corporation, partnership, association, trust, any unincorporated organization or any other entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company and to execute this Agreement and the other Agreements. Each Investor agrees that no Investor nor the respective controlling persons, officers, managers, directors, partners, agents or employees of any Investor shall be liable for any action taken or omitted to be taken by any of them in connection with this Agreement and the other Agreements.

4.14 Residence. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Exhibit A; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is, is identified in the address or addresses of the Investor set forth on Exhibit A.

SECTION 5

Investors’ Conditions to Closing

5.1 Conditions to the Closing

Each Investor’s obligation to purchase the Shares and Warrants set forth opposite such Investor’s name on the Closing Schedule of Investors at the Closing is subject to the fulfillment on or before the Closing Date of each of the conditions set forth below, unless waived in writing by the applicable Investor.

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3 above shall be true and correct as of the date hereof, except to the extent such representations and warranties address matters as of a particular date or period, in which case such representations and warranties shall be true and correct as of such date or period and with the same force and effect as if they had been made as of that date.

(b) Covenants. The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on or prior to the Closing.

(c) Legal Investment. The sale and issuance of the Shares and Warrants shall be legally permitted by all laws and regulations to which the Company and the Investors are subject. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

(d) Restated Certificate. The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware and shall be in full force and effect.

(e) Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and their respective counsel, and the Investors and their respective counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(g) Closing Deliverables. The Company shall have delivered to the Investors the following:

(i) a certificate executed by the President or Chief Executive Officer of the Company, on behalf of the Company, in form and substance reasonably acceptable to the Investors, dated as of the Closing Date, certifying the satisfaction of the conditions to closing set forth in Section 5.1(a) and (b);

(ii) a certificate of the Secretary of State of the State of Delaware dated as of a date within twelve (12) calendar days of the Closing Date, indicating that the Company is in good standing;

(iii) a certificate of the Company executed by the Company’s Secretary, in form and substance reasonably acceptable to the Investors, dated as of the Closing Date, attaching and certifying to the truth and correctness of (i) the Restated Certificate, (ii) the Bylaws and (iii) the Board and stockholder resolutions adopted in connection with and approving the transactions contemplated by this Agreement;

(iv) a stock certificate representing Shares; and

(v) an executed Warrant.

SECTION 6

Conditions to Company’s Obligation to Close

The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment on or before the Closing of the conditions set forth below, unless waived by the Company. The conditions to the Company’s obligations hereunder apply with respect to each Investor separately, and the failure of a condition to be satisfied with respect to any Investor will not affect the Company’s obligations with respect to any other Investor.

6.1 Representations and Warranties. The representations and warranties made by each Investor purchasing Shares and Warrants at the Closing shall be true and correct as of the date of the Closing.

6.2 Covenants. Each Investor shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on or prior to the Closing Date.

6.3 Compliance with Securities Laws. The Company shall be reasonably satisfied that the sale and issuance of the Shares and Warrants shall be legally permitted by all laws and regulations to which the Company and the Investors purchasing Shares and Warrants are subject.

6.4 Restated Certificate. The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

6.5 Consents, Permits and Waivers. The Company shall have obtained any and all material consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

6.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement at the Closing, and all documents and instruments incident to such transactions, shall have been reasonably approved by counsel to the Company.

SECTION 7

Survival and Indemnification

7.1 Survival. The representations and warranties contained in Section 3 above shall survive the Closing until the expiration of the applicable statute of limitations.

7.2 Indemnification by the Company.

(a) From and after the Closing, the Company (but not the officers or directors of the Company on an individual basis) will defend and indemnify each of the Investors and their officers, directors, managers, members, partners, stockholders, attorneys, representatives, agents and employees (each, an “Indemnified Party”) against, and hold each Indemnified Party harmless from, all actually incurred losses, demands, actions, causes of action, assessments, damages, liabilities, costs or expenses including, without limitation, interest, penalties, fines, fees, deficiencies, claims of damage, reasonable attorneys’ and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof (collectively, the “Losses”) (i) arising out of or in any way based on any breach of any warranty, representation, covenant or obligation of the Company set forth in this Agreement or (ii) which may be sustained or suffered by any such Indemnified Party solely in their capacity as or as a result of any action taken or omitted to be taken by them as a stockholder of the Company, without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with third party or governmental claims under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, including, without limitation, any third party or governmental claim alleging so called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such Losses arise from and are based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party expressly for use therein, or (B) conduct by an Indemnified Party which constitutes fraud.

(b) Nothing contained in this Section 7 shall limit in any manner any remedy at law or in equity to which an Indemnified Party shall be entitled against the Company including, without limitation, as a result of fraud or intentional misrepresentation by the Company or any of their representatives or agents. Any indemnification payment made by the Company to any Investor pursuant to this Section 7.2 shall be treated for federal, state and local tax purposes as an adjustment to the price paid by such Investor for the Shares.

(c) Notwithstanding anything to the contrary contained herein, the indemnification liability of the Company with respect to any Indemnified Party shall not exceed in any event the aggregate dollar amount invested by the respective Investor in the Company.

7.3 Notification by Indemnified Party. The Indemnified Party shall give written notice to the Company promptly after such Indemnified Party has knowledge of any claim, action, proceeding or investigation as to which indemnity may be sought. The Company shall be entitled to assume the defense of any such claim, action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in connection with any such claim, action, proceeding or investigation and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be paid by the Indemnified Party, except in the following circumstances in which case the Company shall pay all reasonable fees and expenses of counsel employed by the Indemnified Party: (a) the Company declines or fails to assume the defense of any such claim, action, proceeding or investigation and the Indemnified Party then employs counsel to assume the defense thereof; or (b) if it is likely that the parties to the action or proceeding may include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate or create a conflict of interest under applicable standards of professional conduct.

SECTION 8

Miscellaneous

8.1 Use of Proceeds. Unless otherwise consented to in advance and in writing by the Investors holding a majority of the Shares issued pursuant to this Agreement, the proceeds from the sale of Shares to the Investors will be used by the Company for working capital and capital expenditures.

8.2 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the holders of seventy-five percent (75%) of the shares of Super Senior Redeemable Preferred Stock then outstanding. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor (i) unless such amendment, termination, or waiver applies to all Investors in the same fashion, or (ii) if such amendment, termination, or waiver shall require such Investor to loan or invest additional amounts without the prior written consent of such Investor.

8.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

(a) if to the Company, one copy should be sent to its address or facsimile number set forth on the signature pages hereof and addressed to the attention of the Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to H. David Henken, Esq., Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109;

(b) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with, (i) in the case of Element, a copy (which shall not constitute notice) to Andrew Hamilton, Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103; and (ii) in the case of Angeleno, a copy (which shall not constitute notice) to Masood Sohaili, Esq., DLA Piper LLP, 2000 Avenue of the Stars, Suite 400, North Tower, Los Angeles, CA 90067; and

(c) if to any other holder of any Shares at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such Shares for which the Company has contact information in its records.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given: (a) upon delivery, if personally delivered; (b) three (3) business days after pre-paid deposit for next business day delivery with a commercial courier service (e.g., DHL or FedEx); (c) five (5) business days after deposit, postage pre-paid, with first class airmail (which airmail must be certified or registered); or (d) upon confirmation of facsimile transfer or electronic mail when sent by facsimile or electronic mail, with a confirmation copy delivered by one of the other acceptable means of delivery.

8.4 Expenses.

The Company and the Investors shall each pay their own fees and expenses in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall, within ten (10) days of presentment of an invoice, reimburse the reasonable fees and expenses of Morgan, Lewis & Bockius, LLP and such other out-of-pocket fees and expenses of the Investors, including, without limitation, any legal, accounting, consulting and general due diligence expenses, subject to a maximum aggregate amount of Five Thousand Dollars ($5,000.00).

8.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Warrant and the Restated Certificate constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

8.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.7 Governing Law. This Agreement shall be governed in all respects by and construed under the internal laws of the State of Delaware as applied to agreements entered into by and among Delaware residents while located in Delaware and that are to be performed entirely within Delaware, without regard to principles of conflicts of law.

8.8 Jurisdiction; Venue. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

8.9 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH

THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.10 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the terms and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that each of the parties hereto shall be entitled to seek an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the parties are entitled to at law or in equity.

8.11 Severability. Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Agreement.

8.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

8.15 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.16 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.17 Aggregation of Stock. All Shares held or acquired by affiliated entities or persons (including but not limited to: (a) a constituent partner or a retired partner of an Investor that is a partnership; (b) a parent, subsidiary or other affiliate of an Investor that is a corporation; (c) an immediate family member living in the same household, a descendant, or a trust therefore, in the case of an Investor who is an individual; (d) a member of an Investor that is a limited liability company or (e) funds under common management) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Senior Redeemable Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

“COMPANY”

TPI COMPOSITES, INC.

By:	/s/ William E. Siwek
Name:	William E. Siwek
Title:	CFO

Address:	8501 North Scottsdale Road
Gainey Center II, Suite 280
Scottsdale, AZ 85253
Fax Number:	(480) 305-8315

(Signature Page to Super Senior Redeemable Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

“INVESTOR”

ANGELENO INVESTORS II, LP

By:	Angeleno Group Management II, LLC
Its General Partner

By:	Angeleno Group, LLC
Its Managing Member

	By:	/s/ Daniel Weiss
	Name:	Daniel Weiss
	Title:	Member

Address:	2029 Century Park East, Suite 2980
Los Angeles, CA 90067

Fax No.:	(310) 552-2727

(Signature Page to Super Senior Redeemable Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

“INVESTOR”

ELEMENT PARTNERS II, L.P.

By:	Element Partners II G.P., L.P.
Its:	General Partner

By:	Element II G.P., LLC
Its:	General Partner

By:	/s/ Michael DeRosa
Name:	Michael DeRosa
Title:	Managing Member

ELEMENT PARTNERS II INTRAFUND, L.P.

By:	Element Partners II G.P., L.P.
Its:	General Partner

By:	Element II G.P., LLC
Its:	General Partner

By:	/s/ Michael DeRosa
Name:	Michael DeRosa
Title:	Managing Member

(Signature Page to Super Senior Redeemable Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

“INVESTOR”

GE VENTURES LTD.

By:	/s/ Thomas J. Buccellato
Name:	Thomas J. Buccellato
Title:	CFO - GE Ventures

(Signature Page to Super Senior Redeemable Preferred Stock Purchase Agreement)

EXHIBIT A

CLOSING SCHEDULE OF INVESTORS

Investor	Number of Super Senior Redeemable Preferred Shares	Warrant Coverage Amount	Purchase Price Paid in Cash at Closing

Angeleno Investors II, LP
2029 Century Park East
Suite 2980	75	$112,500.00	$1,875,000.00
Los Angeles, CA 90067
Attn: Daniel Weiss

Element Partners II, L.P.
Three Radnor Corp. Ctr., Suite 410
100 Matsonford Road	73.875	$110,812.50	$1,846,875.00
Radnor, PA 19087
Attn: Michael DeRosa

Element Partners II Intrafund, L.P.
Three Radnor Corp. Ctr., Suite 410
100 Matsonford Road	1.125	$1,687.50	$28,125.00
Radnor, PA 19087
Attn: Michael DeRosa

GE Ventures Limited
2882 Sand Hill Road	10	$15,000.00	$250,000.00
Menlo Park, CA 94025

Total:	160	$240,000.00	$4,000,000

EXHIBIT B

WARRANTS

EXHIBIT C

FORM OF EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION